UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2007

Rockwell Automation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 South Second Street, Milwaukee, Wisconsin		53204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-382-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On April 4, 2007, James V. Gelly resigned as Senior Vice President and Chief Financial Officer of Rockwell Automation, Inc. (the "Company"). To assist in the transition of his duties, Mr. Gelly is expected to continue as a non-executive employee of the Company through September 30, 2007 during which time he will be paid a salary and receive benefits at levels equivalent to those in effect immediately prior to his resignation. It is anticipated that the Company and Mr. Gelly will discuss a formal separation arrangement in the near future.

Upon Mr. Gelly’s resignation, the Company’s Board of Directors elected Theodore D. Crandall as Chief Financial Officer of the Company on an interim basis. Mr. Crandall, age 51, has served as a Senior Vice President of the Company since February 2004 and served as head of what is now the Company’s Control Products & Solutions segment since August 2000. During his career with the Company, Mr. Crandall has served in a broad range of senior operational and finance roles across the Company’s organization, including vice president of finance and business planning for the Company’s business unit that was the predecessor to what is now the Architecture and Software segment.

On April 5, 2007, the Company issued a press release announcing the foregoing management changes. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99 Press Release of the Company dated April 5, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwell Automation, Inc.

April 6, 2007	By:	Douglas M. Hagerman

Name: Douglas M. Hagerman
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press Release of the Company dated April 5, 2007